Exhibit 5.1

April 15, 2019

Envision Solar International, Inc.

5660 Eastgate Dr.

San Diego, California 92121

Ladies and Gentlemen:

We have acted as counsel to Envision Solar International, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-1 (the “Registration Statement”) pertaining to the issuance and sale by the Company of (i) 12,778 units (each, a “Unit”), with each Unit consisting of one share of common stock, $0.001 par value per share (each a “Share”) and a warrant to purchase one Share (each a “Common Warrant” and each Share underlying a Common Warrant, a “Common Warrant Share”), and (ii) underwriter’s warrants to purchase up to 12,778 Shares (each an “Underwriter’s Warrant” and, together with the Common Warrants, the “Warrants,” and each Share underlying an Underwriter’s Warrant, an “Underwriter’s Warrant Share,” and together with the Common Warrant Shares, the “Warrant Shares”) to be issued to Maxim Group LLC (the “Underwriter”) pursuant to an underwriting agreement entered into by and between the Company and the Underwriter (the “Underwriting Agreement”). The Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act. The contents of the Registration Statement on Form S-1, as amended (No. 333-226040) (the “Prior Registration Statement”), including the prospectus included therein (the “Prospectus”), are incorporated by reference in the Registration Statement.

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that: (i) the Shares have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable; (ii) the Units have been duly authorized for issuance and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the Units will be validly issued, fully paid and nonassessable; (iii) the Warrants, when executed and delivered by the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued and will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability; and (iii) the Warrant Shares, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Warrants, will be validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our opinion is limited to the federal laws of the United States, the laws of the State of New York and the laws of the State of Nevada.

Very truly yours,

/s/WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN

WEINTRAUB TOBIN CHEDIAK COLEMAN GRODIN

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